Exhibit 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned are the Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal accounting officer), respectively, of China SLP Filtration Technology, Inc. (the “Company”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q/A of the Company for the three month period and nine month period ended June 30, 2010.

The undersigned certifies that the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of June 30, 2010.

This Certification is executed as of November 24, 2010

By: /s/ Jie Li
Name: Jie Li
Title Chief Executive Officer and Director
(Principal Executive Officer)

By: /s/ Eric Gan
Name: Eric Gan
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.